Exhibit 10.15

THIS AGREEMENT is made this 9th day of March 2005

BETWEEN:-

(1)	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED, a company incorporated in British Virgin Islands with limited liability and having its registered office at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Melco Leisure”);

(2)	MELCO ENTERTAINMENT LIMITED, a company incorporated in Cayman Islands and having its registered office at Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands (“Melco Entertainment”).

WHEREAS:-

(A)	Melco Leisure is a party to a Memorandum of Agreement dated 28th October 2004 entered into with Great Respect Limited (“Memorandum of Agreement”) whereby they have agreed to apply for a piece of land in Cotai, Macau (“the Cotai Land”).

(B)	The Memorandum of Agreement provides that, in the event that Macau Government agrees to grant the Cotai Land to Melco’s subsidiary used to apply for such land, the parties thereto shall have interests in the Cotai Land on a 50.8% (Melco) and 49.2% (Great Respect) basis. In such an event, the said parties will form a joint venture to develop the Cotai Land on a 50.8% (Melco) and 49.2% (Great Respect) basis.

(C)	Melco Entertainment is a joint venture company between Melco International Development Limited (“MIDL”), holding company of Melco Leisure, and Publishing and Broadcasting Limited (“PBL”).

(D)	Pursuant to a shareholders’ agreement dated 8th March 2005 between, inter alia, MIDL and PBL, all gaming ventures in Macau shall be carried out by MIDL and PBL through Melco Entertainment.

(E)	In accordance with such agreement, Melco Leisure is holding all its rights and benefits under the Memorandum of Agreement on behalf of Melco Entertainment.

NOW IT IS AGREED as follows:-

1.	Melco Leisure declares that all its rights and benefits under the Memorandum of Agreement are held by it on behalf of Melco Entertainment.

2.	At the request of Melco Entertainment, Melco Leisure shall transfer 50.8% interest of its subsidiary used to apply for the Cotai Land to Melco Entertainment, to the intent that 50.8% interest in the Cotai Land shall be owned by Melco Entertainment instead of Melco Leisure and that the joint venture to develop the Cotai land shall be carried out by Melco Entertainment (instead of Melco Leisure) with Great Respect.

3.	This Agreement shall be governed by Hong Kong laws and the parties submit to the non-exclusive jurisdiction of Hong Kong Courts.

IN WITNESS whereof the parties have executed this Agreement on the day and year first above written.

SIGNED for and on behalf of	SIGNED for and on behalf of
Melco Leisure and Entertainment Group Limited by	Melco Entertainment Limited by
/s/	/s/

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